UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 Clay Street, Suite 3300

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 328-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and the 2034 Notes

On July 13, 2026, Talos Energy Inc., a Delaware corporation (the “Company”), Talos Production Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Issuer”), certain of the Issuer’s subsidiaries (the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”) and Wilmington Trust, National Association, as trustee and as collateral agent, entered into an indenture (the “Indenture”), pursuant to which the Issuer issued $800,000,000 in aggregate principal amount of the Issuer’s 8.000% Second-Priority Senior Secured Notes due 2034 (the “2034 Notes”). The 2034 Notes are unconditionally guaranteed on a senior unsecured basis by the Company and on a second-priority senior secured basis by each of the Subsidiary Guarantors and will be unconditionally guaranteed on the same basis by certain of the Issuer’s future subsidiaries. The 2034 Notes are secured on a second-priority basis by liens on substantially the same collateral (the “Collateral”) as the Issuer’s existing first-priority obligations under its senior reserve-based revolving credit facility. Those security interests are subject to intercreditor agreements governing the rights and priorities of the secured parties under the Indenture and the holders of certain other indebtedness outstanding on July 13, 2026 and that may be incurred in the future.

The Issuer has used, or intends to use, the net proceeds from the sale of the 2034 Notes to (i) fund a portion of the cash consideration for the Company’s pending acquisition of certain oil and gas properties and related assets located in the Outer Continental Shelf in the Mississippi Canyon area of the Gulf of America, including interests in the Na Kika and Coulomb deepwater producing assets (the “Gulf of America Acquisition”), pursuant to that certain purchase and sale agreement, dated as of June 30, 2026 (the “Purchase Agreement”), by and among Talos Ocho Energy LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Issuer, RE Fund V Holdco II Infrastructure, LLC, a Delaware limited liability company and an affiliate of Ridgewood Energy Corporation, and Shell Offshore Inc., a Delaware corporation (“Seller”), (ii) fund the redemption of all of the Issuer’s outstanding 9.000% Second-Priority Senior Secured Notes due 2029 (the “9.000% Notes”), and (iii) pay related fees and expenses. The Issuer intends to use any remaining net proceeds for general corporate purposes.

If (i) the consummation of the Gulf of America Acquisition does not occur on or before the “Outside Date,” as such term is defined in the Purchase Agreement as in effect as of July 1, 2026, (ii) prior thereto, the Issuer notifies the trustee that it will not pursue the consummation of the Gulf of America Acquisition, or (iii) the preferential right to purchase in favor of BP (the “Preferential Right”) with respect to Seller’s 50% working interests in the Na Kika platform and related Kepler, Ariel, Fourier and Herschel fields comprising a portion of the assets to be acquired pursuant to the Purchase Agreement is exercised, the Issuer will be required to redeem $175,000,000 aggregate principal amount of the 2034 Notes then outstanding (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 100% of the principal amount of the 2034 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date upon which such 2034 Notes will be redeemed; provided that the Issuer will not be required to effect more than one Special Mandatory Redemption. The “Outside Date” under the Purchase Agreement is December 31, 2026.

Interest and Maturity

The 2034 Notes will mature on July 15, 2034, and interest on the 2034 Notes is payable semi-annually in arrears on each January 15 and July 15, commencing January 15, 2027, to holders of record on the January 1 and July 1 immediately preceding the related interest payment date, at a rate of 8.000% per annum.

Optional Redemption

At any time prior to July 15, 2029, the Issuer may, from time to time, redeem up to 40% of the original aggregate principal amount of the 2034 Notes, upon not less than 10 or more than 60 days’ notice, at a redemption price of 108.000% of the principal amount of the 2034 Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more equity offerings by the Issuer or, subject to certain requirements, any direct or indirect parent of the Issuer, provided that the redemption occurs within 180 days of the date of the closing of each such equity offering. In addition, prior to July 15, 2029, the Issuer may redeem the 2034 Notes, in whole at any time or in part from time to time, upon not less than 10 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2034 Notes redeemed, plus an applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

On or after July 15, 2029, the Issuer may redeem the 2034 Notes, in whole at any time or in part from time to time, upon not less than 10 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2034 Notes redeemed to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

YEAR	REDEMPTION PRICE
2029	104.000%
2030	102.000%
2031 and thereafter	100.000%

Change of Control

If a Change of Control (as defined in the Indenture) occurs, each holder of the 2034 Notes may require the Issuer to repurchase all or any part of that holder’s 2034 Notes for cash at a price equal to 101% of the aggregate principal amount of the 2034 Notes repurchased, plus any accrued and unpaid interest, if any, to, but excluding, the date of repurchase, on the 2034 Notes repurchased (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Certain Covenants

The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of its restricted subsidiaries to: (i) incur, assume or guarantee additional indebtedness or issue certain convertible or redeemable equity securities; (ii) create liens to secure indebtedness; (iii) pay distributions or dividends on equity interests, redeem or repurchase equity securities or redeem junior lien, unsecured or subordinated indebtedness; (iv) make investments; (v) restrict distributions, loans or other asset transfers from the Issuer’s restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of the Issuer’s properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; and (viii) enter into transactions with affiliates.

Events of Default

The Indenture contains customary events of default, including, but not limited to:

•	default in any payment of interest on the 2034 Notes, when due, which continues for 30 days;

•	default in payment when due of the principal of, or premium, if any, on the 2034 Notes when due;

•

failure by the Issuer or any of its Restricted Subsidiaries (as defined in the Indenture) to comply with certain of their respective obligations, covenants or agreements contained in the 2034 Notes, the Indenture or the Security Documents (as defined in the Indenture), subject to certain notice and grace periods;

•

failure of liens on Collateral with a Fair Market Value (as defined in the Indenture) in excess of $100.0 million to be valid or enforceable for 30 days or the assertion by the Issuer or any Subsidiary Guarantor in any pleading that any such security interest is invalid and unenforceable and, in the case of any Subsidiary Guarantor, such assertions are not rescinded within 30 days;

•

failure by the Issuer or certain of its subsidiaries (including its Restricted Subsidiaries) to pay indebtedness within any applicable grace period or the acceleration of any such indebtedness if the total amount of such indebtedness exceeds $50.0 million;

•	failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not discharged, waived or stayed for a period of 60 days;

•

except as permitted by the Indenture, any guarantee of the 2034 Notes is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or is denied or disaffirmed by a Guarantor;

•	failure to consummate the Special Mandatory Redemption, to the extent required; and

•

certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuer and certain of its subsidiaries (including its Restricted Subsidiaries) that, taken as a whole, would constitute a significant subsidiary of the Issuer.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of 8.000% Second-Priority Senior Secured Note due 2034, which are filed with this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the 2034 Notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

On July 13, 2026, in connection with the closing of the issuance and sale of the 2034 Notes, the Issuer redeemed all of its outstanding 9.000% Notes at a redemption price of 104.500% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, July 13, 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of July 13, 2026, among the Issuer, the Guarantors named therein and Wilmington Trust, National Association, as trustee and as collateral agent, pursuant to which the 2034 Notes were issued.

4.2	Form of 8.000% Second-Priority Senior Secured Note due 2034 (included as Exhibit A in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2026
TALOS ENERGY INC.

	By:	/s/ William S. Moss III
	Name:	William S. Moss III
	Title:	Executive Vice President, General Counsel and Secretary